UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

                                -----------------

                                    FORM 8-K

                                 CURRENT REPORT
                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934


       Date of report (Date of earliest event reported): January 17, 2006


                      CHINA ENERGY SAVINGS TECHNOLOGY, INC.
               (Exact Name of Registrant as Specified in Charter)


             Nevada                      000-31047            86-0995730
(State or Other Jurisdiction of   (Commission File Number)  (IRS Employer
        Incorporation)                                      Identification No.)


                 Central Plaza
                18 Harbour Road
            Suite 3203A, 32nd Floor
                Hong Kong, China                             N/A
    (Address of Principal Executive Offices)                (Zip Code)

Registrant's telephone number, including area code: (852) 2588-1228

                                 Not Applicable
          (Former Name or Former Address, if Changed Since Last Report)


      Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

      |_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

      |_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

      |_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

      |_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item  1.01.  Entry into a Material Definitive Agreement.

         On January 17, 2006, the Registrant announced that it entered into a placement agreement with a full service investment financial group (the "Placement Agent") in order to raise $50 million through a private placement of the Registrant's Preferred Stock (the "Private Placement"). The proceeds from this Private Placement will be used to finance acquisitions of new infrastructure and energy ventures. This communication is not used for the purpose of conditioning the market in the United States for any of the securities offered. The securities offered in this Private Placement have not been registered under the Securities Act of 1933, as amended, and may not be offered or sold in the United States absent registration or any applicable exemption from the registration requirements. A copy of the Registrant's press release announcing the Private Placement is attached to this Current Report as
Exhibit 99.1 and incorporated herein by reference.


      Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

      On January 17, 2006, the Registrant announced a change in its executive management team. In connection with such change, the Registrant's current Chief Executive Officer ("CEO") and Chairman of the Board of Directors (the "Board"), Sun Li, relinquished his duties related to those positions, but through New Solomon Consultants Limited will remain the largest shareholder of the Registrant. In addition to the departure of Mr. Li, Kwun-Luen Siu was engaged as the new CEO and appointed to the Board and appointed as Chairman of the Board. Item

5.02(b) Resignation of Principal Executive Officer; Resignation of Sun Li as Chief Executive Officer

         Effective January 17, 2006, Mr. Sun Li ceased serving as CEO and Chairman of the Board of the Registrant. Sun Li resigned as Director to pursue his own business and personal interests.

Item 5.02(c) Appointment of Principal Executive Officer

      On January 17, 2006, the Registrant announced the appointment of Mr. Kwun-Luen Siu as its CEO, effective as of January 17, 2006, which appointment was memorialized by the Registrant's Written Board Consent dated January 16, 2006. The Registrant's Board also appointed Mr. Siu as Chairman of the Board. A copy of the Registrant's press release announcing Mr. Siu's appointment is attached to this Current Report as Exhibit 99.2 and incorporated herein by reference.

Business Experience and Directorships:

      As discussed in Exhibit 99.2, Mr. Siu's background is in the financial sector having served as the Responsible Director of Forex, and the Futures and Securities under the Securities and Futures Commission of Hong Kong, the Chairman of Supervisory Committee of the Chinese Gold and Silver Exchange Society of Hong Kong, and the Managing Director of Dashin Group in Hong Kong. Mr. Siu does not serve on the Board of directors of any other United States public companies.

Item 5.02(d) Election of New Director

Election of Kwun-Luen Siu to the Board and as Chairman of the Board

      On January 16, 2006, the Board, in connection with the Registrant's engagement of Mr. Siu as its CEO, elected Mr. Siu as a Director and Chairman of the Board effective as of January 17, 2006.

      Sun Li, former Chairman, introduced Mr. Siu as a potential candidate to the Registrant. There are no family relationships between Mr. Siu and any of the other executive officers or directors of the Registrant. During the past two years, the Registrant has not been a party to any transactions, or proposed transactions, in an amount greater than $60,000 which Mr. Siu has, or had, a material interest.

Item 9.01.  Financial Statements and Exhibits.

(d) Exhibits.
    Exhibit No.      Description
    -----------      -----------

      99.1 China Energy Savings Technology, Inc., Press Release, issued January 17, 2006.
      99.2 China Energy Savings Technology, Inc. Press Release, issued January 17, 2006.

                                   SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                          CHINA ENERGY SAVINGS TECHNOLOGY, INC.


Date: January 18, 2006                    By: /s/ Kwun-Luen Siu
                                             ----------------------------------
                                                  Kwun-Luen Siu
                                                  Chief Executive Officer